CONSENT

         Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to all references to him in the S-1 Registration Statement of OutSource International, Inc., including, without limitation, under the caption "Management."

                                                          May 20, 1997

                                                          /s/ DAVID S. HERSHBERG
                                                          ----------------------
                                                          David S. Hershberg